WARRANT NO. 1                                              Warrant to Purchase
Void after 5:00 P.M.                                            100,000 Shares
Eastern Time                                                   of Common Stock
                                                             ($.001 par value)

THE SHARES REPRESENTED BY THE EXERCISE, IF ANY, OF THIS WARRANT WILL BE ISSUED, IF AT ALL, IN RELIANCE OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                         COMMON STOCK PURCHASE WARRANT

                            FARO TECHNOLOGIES, INC.

            (One Warrant is required for the purchase of one Share,
                    subject to adjustment as provided below)

                  This is to certify that, for value received and subject to the conditions herein set forth, Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 or its registered assigns, is entitled to purchase, at any time during the period commencing on September 23, 1998 and ending at 5:00 P.M. Eastern time, September 22, 2002 (the "Expiration Date"), such number of shares of the Common Stock ($.001 par value) ("Common Stock" or "FARO Shares") of FARO Technologies, Inc., a Florida corporation ("FARO" or the "Company"), as shall equal the number of warrants (the "Warrants") evidenced by this Certificate (such Shares purchasable upon exercise of the Warrants are herein called the "Warrant Shares"). The purchase price of each Warrant Share shall be the applicable sum set forth in Section 2, as may be adjusted from time to time pursuant to the provisions hereof (the "Purchase Price").

                  The term "Holder" as used herein shall mean Raymond James & Associates, Inc. and/or its assigns to whom Warrants have been duly transferred. FARO shall maintain, at its principal office in Lake Mary, Florida, a Warrant Register containing the name and address of each Holder, the number of Warrants registered in the name of each Holder, the number of the Certificate representing such Warrants, the date of such Certificate and any other pertinent information.

         1.       Registration.

                  On or before the date that is one day following the date on which the Company's Registration Statement on Form S-1, File No. 333-32983 (the "Registration Statement") has been effective for 12 full months, the Company shall file a "shelf" registration statement (the "Shelf

Registration") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act") with respect to the resale by the Holders of the Warrant Shares. The Company shall use its reasonable best efforts to (i) have the Shelf Registration declared effective as soon as reasonably practicable and (ii) keep the Shelf Registration continuously effective from the date the Shelf Registration is declared effective until the earlier of the Expiration Date, the date that all the Warrant Shares are eligible for sale pursuant to Rule 144(k) or any successor or comparable provision without restriction or the date that all of the Warrant Shares have been sold. Until the Expiration Date, or such earlier time as all of the Warrant have been sold, the Company shall prepare and cause to be filed and shall use reasonable best efforts to cause to become and remain effective such amendments or supplements to the Shelf Registration and the Prospectus contained therein, as shall be required under the Act in order to keep the Warrant Shares registered under the Act, in order to deliver to the Holders, upon exercise of the Warrants, a prospectus meeting the requirements of Section 10(a)(3) of the Act. In the event it is determined by a Holder that in order for a Holder to offer and sell Warrant Shares, a post-effective amendment to the Shelf Registration containing an amended or supplemented Prospectus or another registration statement is required to be filed, FARO promptly upon receipt of notice from such Holder of its present intent to exercise Warrants, shall file such post-effective amendment amending the Shelf Registration or file such other registration statement. Either the post-effective amendment or the new registration statement shall include among other information, such information as may be necessary for the Holder to offer and sell Warrant Shares pursuant to the Prospectus or a prospectus contained in such other registration statement. FARO shall diligently take such action as may be required to assure that the Shelf Registration as amended or the new registration statement shall promptly become effective. After delivery of such number of Warrants that are being exercised and the applicable Purchase Price, FARO shall deliver to the Holder certificates for Warrant Shares and such number of final Prospectuses as the Holder may require for offer and sale of the Warrant Shares.

                  The Company shall use reasonable best efforts to obtain and keep effective all permits, consents and approvals of governmental agencies and authorities, and shall use reasonable best efforts to take all action which may be necessary to maintain the registration of the Warrant Shares under the Securities and Exchange Act of 1934 (the "Exchange Act") and to qualify the Warrants and Warrant Shares for sale under the securities laws of such of the states, territories and possessions of the United States and Canadian Provinces (the "Blue Sky Laws") as may be necessary to permit the free exercise of the Warrants, and the issuance, sale, transfer and delivery of the Warrant Shares and maintain such qualifications during the entire period in which the Warrants are exercisable.

         2.       Warrant Year, Purchase Price.

                  A "Warrant Year" shall mean the full twelve month period beginning on September 23 and ending at 5:00 P.M. Eastern time on September 22 of the next year. The first Warrant Year shall begin on September 23, 1998. There shall only be four Warrant Years. The final Warrant Year shall end at 5:00 P.M. Eastern time on September 22, 2002.

                  The Purchase Price per share of the Warrant Shares upon the exercise hereof, in whole or in part, subject to possible adjustment as provided in Section 4 hereof, shall be $13.20, representing 110% of the offering price of the Common Stock established in the Prospectus contained in the Registration Statement (the "Offering Price").

         3.       Exercise of Warrant.

                  In order to exercise this Warrant, in whole or in part, the Holder shall complete the attached Subscription Form, and deliver to FARO the Subscription Form, Warrants for the number of Warrant Shares being purchased and:

                  (a) cash or a check in an amount equal to the then aggregate Purchase Price at the FARO Principal Office in Lake Mary, Florida; or

                  (b) at the election of the Holder, Warrants may be exercised through a cashless exercise, by the Holder delivering notice of such election to the Company together with the Warrants being exercised and an additional number of Warrants constituting payment for such exercise (the "Payment Warrants"). The cash equivalent of the Payment Warrants required for the exercise shall be computed by subtracting the Purchase Price of a Warrant Share from the Market Price of a FARO Share, with the remainder multiplied by the number of Warrants being exercised. The "Market Price" of a FARO Share shall be the average of the closing prices of FARO Shares, as reported in the Wall Street Journal, for the five trading days immediately preceding the date of the exercise of the Warrants.

                  FARO will promptly deliver to the Holder, or to such other person as the Holder shall specify, certificates representing the number of Warrant Shares being purchased, in certificates of 100 Warrant Shares each, or in such other denominations as the Holder may request, registered in the name of the Holder, or its nominee, and such number of prospectuses meeting the requirements of Section 10(a)(3) of the Act as specified by the Holder.

         4.       Adjustment of Purchase Price Anti-Dilution Provisions.

                  The Purchase Price and the number of Warrant Shares shall be subject to adjustment from time to time as hereinafter provided.

                  (a) If, prior to this expiration of this Warrant by exercise or by its terms, FARO shall issue any FARO Shares as a stock dividend or subdivide the number of outstanding FARO Shares into a greater number of Shares, then in either of such cases, the Purchase Price shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and, conversely, in the event FARO shall contract the number of outstanding FARO Shares by combining such Shares into a smaller number of Shares, then, in such case, the Purchase Price shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. The declaration of a dividend payable in cash on FARO Shares at substantially the same time as FARO offers to its shareholders a right to purchase new FARO Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, shall, for the purpose of this Warrant, be deemed to have been issued as a Share dividend. Any dividend paid or distributed upon FARO Shares or a class of securities convertible into FARO Shares shall be treated as a dividend paid on FARO Shares to the extent that FARO Shares are issuable upon the conversion thereof.

                  An adjustment made pursuant to this subparagraph (a) shall become effective (i) in the case of a dividend, immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend and (ii) in the case of a subdivision or contraction, immediately after the time when such subdivision or contraction, as the case may be, becomes effective.

                  No adjustment of the Purchase Price, however, shall be made in an amount less than $.10 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.10 per share or more.

                  (b) If, prior to the expiration of any Warrant by exercise or by its terms, FARO shall be recapitalized by reclassifying its outstanding FARO Shares into another class, kind, or series of stock or in the event of any other capital reorganization, or if FARO or a successor corporation shall consolidate or merge with or convey or transfer all or substantially all of its property and assets to any other corporation or person, or if shareholders of 50% or more of FARO Shares agree to and do accept an offer to acquire outstanding FARO Shares (a "Tender Offer") then, as a condition of such recapitalization, consolidation, reorganization, merger, conveyance, transfer, or Tender Offer, lawful and adequate provision shall be made whereby the Holder shall thereafter have:

                  (i) the right to receive the consideration payable to FARO shareholders with respect to a Tender Offer and the right to purchase, upon the basis and on the terms and conditions specified in this Warrant, in lieu of the FARO Shares theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for, the number of FARO Shares theretofore purchasable upon the exercise of this Warrant, and in any such event, the rights of the Holder to an adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock or other securities which the Holder becomes entitled to purchase; and

                  (ii) the right to immediate exercise of any of the rights described in Section 4(b)(i) and, in furtherance thereof, the right to immediate exercise of the Warrants, notwithstanding that the events giving rise to the rights described in Section 4(b)(i) occur prior to the beginning of the First Warrant Year, and notwithstanding any other terms of this Warrant.

                  The provisions of this subparagraph (b) shall similarly apply to successive recapitalizations, consolidations, mergers, reorganizations, conveyances, transfers or Tender Offers.

                  (c) If the Company shall issue any FARO Shares for a consideration per Share less than the Fair Market Value (subsequently defined) of FARO Shares (other than Shares issuable pursuant to any Company employee benefit plan or employment contract to which the Company is a party) then, in each such case, the Purchase Price shall forthwith be decreased by the amount equal to such Fair Market Value per share less (x) the sum of (i) the product obtained by multiplying the number of FARO Shares outstanding immediately prior to such issue or sale times the Fair Market Value of such FARO Shares in effect immediately prior to such issue or sale plus (ii) the consideration, if any, received by the Company upon such issue or sale, all divided by (y) the number of FARO Shares outstanding immediately after such issue or sale. "Fair Market Value" shall mean the value determined in good faith by the Board of Directors of the Company.

                  In any determination of an adjusted Purchase Price (i) the number of FARO Shares outstanding at any given time shall exclude FARO Shares in the treasury of the Company and shall include FARO Shares issuable in respect of script certificates issued in lieu of fractions of FARO Shares for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such FARO Shares, without deduction of the costs, expenses, fees and commissions incidental to the issue and sale thereof, and (ii) in the case of the issue of FARO Shares for a consideration other than cash, the consideration received by the Company therefor shall be deemed to be the fair value to the Company of such consideration as determined by the Board of Directors of the Company.

                  In case of the issuance by the Company of any security that is convertible into FARO Shares or of any rights, warrants or options to purchase FARO Shares: (i) the Company shall be deemed to have issued the maximum number of FARO Shares deliverable upon the exercise of such conversion privileges or rights or options and (ii) the consideration thereof shall be deemed to be the consideration received by the Company for such convertible securities or for such rights or options, as the case may be, without the deduction of the costs, expenses, fees and commissions incidental to the issue and sale thereof plus: (a) in the case of such convertible securities, any consideration or adjustment payment to be received by the Company in connection with such conversion, or (b) in the case of such rights or options, the minimum price at which FARO Shares are to be delivered upon the exercise of such rights or options. No further adjustment of the Purchase Price shall be made as a result of the actual issuance of the FARO Shares referred to in this paragraph. On the expiration of such rights or options, or the termination of such privilege to convert, the Purchase Price and the number of Warrant Shares purchasable upon exercise of the Warrants shall be readjusted to such Purchase Price and such number of FARO Shares as would have pertained had the adjustments made upon the issuance of such rights, options or convertible securities been made upon the basis of the issuance of only the number of FARO Shares actually delivered upon the exercise of such rights or options or upon the conversion of such securities.

                  Whenever the Purchase Price is adjusted as above provided in this Section 4(c), the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior to such adjustment shall be increased, effective simultaneously with such adjustment, to equal the product obtained (calculated to the nearest full Share) by multiplying such number of FARO Shares by a fraction, the numerator of which is the Purchase Price in effect immediately prior to such adjustment and the denominator of which is the Purchase Price in effect upon such adjustment which adjusted number of FARO Shares shall thereupon be the number of Warrant Shares purchasable upon exercise of the Warrants until adjusted as provided herein.

                  (d) If:

                  (i) the Company shall take a record of the holders of this Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off or distribution of the Company's assets; or

                  (ii) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (iii) in the event of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

                  (iv) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall mail to each Holder at least 15 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected dates if any is to be fixed, as of which shareholders of Common Stock of record shall be entitled to participate in said dividend, distribution or rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidating or winding up, as the case may be. The failure to give such notice shall not affect the validity of any such proceeding or transaction and shall not affect the right of the Holder to participate in said dividend, distribution of rights or any such exchange.

                  (e) If the Company at any time while any Warrant shall remain unexpired and unexercised shall dissolve, liquidate or wind up its affairs, the Holder may thereafter receive upon exercise hereof in lieu of each Warrant Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each Share of Common Stock of the Company.

                  (f) Whenever the Purchase Price shall be adjusted as required by the provisions of this Section Four (4), the Company shall forthwith deposit with its Secretary at its principal office and with its stock transfer agent a certificate of its Chief Financial Officer showing the adjusted Purchase Price determined as therein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional Shares of Common Stock, if any, the consideration for such Shares, determined as in this Section Four (4) provided, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

                  (g) No fractional Shares of Common Stock will be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of such fractional Shares, a cash payment therefor on the basis of the Market Price on the trading day immediately prior to exercise.

         5.       Special Agreements of FARO.

                  FARO covenants and agrees that:

                  (a) A number of Shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants upon the basis hereinbefore set forth shall at all times during the term of the Warrants be reserved for the exercise thereof, and during the term of the Warrants, it will keep current in filing all Forms and other reports required to be filed with the Commission pursuant to the Act and the Exchange Act.

                  (b) All Warrant Shares issued upon exercise of this Warrant will, upon issuance and payment of the Purchase Price therefor, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and

                  (c) All original issue taxes payable in respect of the issuance of Warrant Shares upon the exercise of this Warrant shall be borne by FARO.

         6.       Limitation of Rights.

                  This Warrant shall not entitle the Holder to any of the rights of a shareholder of FARO and shall not entitle such Holder to cash dividends declared upon FARO Shares unless the Holder hereof shall have exercised this Warrant prior to the record date fixed by the Board of Directors for the determination of FARO Shareholders entitled to such dividend or unless other provisions of this Warrant provide otherwise.

         7.       Restrictions on Transfer.

                  (a) This Warrant shall not be transferable prior to September 23, 1998 except

                  (i) by operation of law if the Holder is a corporation; or

                  (ii) by will or intestate succession in the event of the death of an individual Holder; or

                  (iii) to officers, directors, shareholders, or affiliates of Raymond James & Associates, Inc.; or

                  (iv) to co-managers of the public offering contemplated by the Registration Statement and the officers or partners thereof.

                  (b) Commencing September 23, 1998, this Warrant and any Warrant Shares may be offered for sale or transfer, subject to compliance with applicable securities laws.

         8.       Expenses.

                  FARO shall pay all Registration Expenses with respect to keeping the Warrant Shares registered under the Act. "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and, in connection with any underwritten offering, "cold comfort" letters required by or incident to such performance), fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities of the same class are then listed or the qualification for trading of the securities to be registered in each inter-dealer quotation system in which securities of the same class are then traded, and fees and expenses associated with any NASD filing required to be made in connection with such registration. The foregoing notwithstanding, "Registration Expenses" shall not be deemed to include underwriting discounts or expenses or disbursements for counsel to the Holders which shall be borne or made by the Holders retaining such counsel.

         9.       Transferees.

                  In the event that any of the Warrants or Warrant Shares shall at any time be transferred of record by a Holder, other than pursuant to the Registration Statement or another registration statement, the rights herein conferred shall extend to, and the obligations hereunder of the transferor shall be binding upon, the transferee of such Warrants or Warrant Shares.

         10.      Indemnification.

                  In the event of any offer by a post-effective amendment or other registration statement with respect to any Warrant Shares pursuant to the provisions hereof, FARO agrees to indemnify and hold harmless the Holder selling such Warrant Shares, each underwriter, if any, of such Shares, and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Warrant Shares were registered and offered under the Act or any Prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Holder, such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that FARO will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or such Prospectus in reliance upon, and in conformity with, information furnished to FARO by such Holder, such underwriter or such controlling person, specifically for use in preparation thereof and provided, further, that FARO shall not be liable to any person who participates as an underwriter in the offering or sale of Warrant Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Warrant Shares to such person if such statement or omission was corrected in such final prospectus or supplement.

                  In the event of any offer by a post-effective amendment or other registration statement with respect to any Warrant Shares pursuant to the provisions hereof, and to the extent permitted by applicable law, each Holder selling such Warrant Shares and each other person, if any, who controls such Holder within the meaning of the Act, agrees to indemnify and hold harmless FARO, each person who controls FARO within the meaning of the Act, and each officer and Director of FARO from and against any losses, claims, damages or liabilities, joint or several, to which FARO, such controlling person or any such officer or Director may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such post-effective amendment or other registration statement under which such Warrant Shares were offered or any Prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon, and in conformity with, information furnished to FARO by such Holder or such controlling person specifically for use in connection with the preparation thereof, and will reimburse FARO, each such controlling person and each such officer or Director for any legal or any other expenses reasonably incurred by them in connection with investigating, or defending any such loss, claim, damage, liability or action.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action or the assertion of a claim which may be subject to indemnification hereunder, such indemnified party, if a claim in respect thereof is to be made against an indemnifying party, will give written notice to such indemnifying party of the commencement or assertion thereof. Indemnification provided for under this Section 10 shall not be available to the indemnified party if it shall fail to give such notice to the indemnifying party (if the indemnifying party was not aware of the action) to the extent the indemnifying party was prejudiced by failure to receive such notice, but the omission to give such notice shall not relieve the indemnifying party from any liability it otherwise may have to the indemnified party. In case any such action is brought or such assertion is made against any indemnified party, and it notifies any indemnifying party of such commencement or assertion, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than the reasonable cost of investigation.

         11.      Notices.

                  All notices and other communications which are required or which may be given hereunder shall be in writing and shall be delivered by a recognized courier service or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:

                  If to FARO:

                           FARO Technologies, Inc.
                           125 Technology Park
                           Lake Mary, Florida  32746

                           Attention: Chief Financial Officer

                  If to the Holder hereof:

                           at the address appearing in the Company's Warrant Register or as otherwise provided by the Holder

Except as otherwise specifically provided in this Warrant, all notices and communications shall be deemed effective upon delivery. FARO and any Holder may change their address by written notice to that effect given to the other party in accordance with this Section.

         12.      Successors

                  This Warrant shall inure to the benefit of and be binding upon the Holder, its successors and permitted assigns, and FARO, its successors and assigns.

         13.      Section Headings.

                  The section headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

         14.      Business Day.

                  Whenever the day for performance of an act, or the beginning or end of a period of time falls on a Saturday, Sunday or legal holiday in the State of Florida, such day shall be extended to the next business day. Otherwise all references to "days" or "dates" shall mean calendar days.

         15.      Applicable Law.

                  This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of Florida without reference to conflict of law principles.

         16.      Miscellaneous.

                  This Warrant may be amended, supplemented or changed, and any provision hereof can be waived, discharged or terminated only by written instrument making specific reference to this Warrant signed by the party against whom enforcement of any such amendment, supplement, modification or waiver, discharge or termination is sought. Words importing the singular number shall mean and include the plural number and vice versa.

         17.      Binding Upon Holder.

                  The Holder by the acceptance hereof agrees to be bound by the provisions hereof and deliver a written acknowledgment to this effect upon receipt hereof by signing a duplicate of this Warrant at the place indicated.

         IN WITNESS WHEREOF, FARO TECHNOLOGIES, INC. has caused this Warrant to be executed by its officer thereunto duly authorized on September 23, 1997.

                                      FARO TECHNOLOGIES, INC.

                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

ACCEPTED AND AGREED:

RAYMOND JAMES & ASSOCIATES, INC.

By:
   -----------------------------------
   Name:
   Title:

                               SUBSCRIPTION FORM

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO EXERCISE THE WITHIN WARRANT

TO FARO TECHNOLOGIES, INC.:

         The undersigned hereby irrevocably exercises the within Warrant as to _______ Shares of Common Stock of FARO Technologies, Inc. called for thereby. Please issue all of such Shares and deliver certificates representing such Shares (together with a new Warrant for the unexercised portion of the Within Warrant, if the Within Warrant has been exercised in part only), in accordance with the instructions given below.

                           Signature:
                                      ----------------------------------------

                   INSTRUCTIONS FOR REGISTRATION AND DELIVERY

Name:
      ------------------------------------------------------------------------
                        [please print in block letters]

Address:
         ---------------------------------------------------------------------

Dated:                              , 19
      ------------------------------    ---

                               FORM OF ASSIGNMENT

                    (To be signed only upon such assignment)

         For value received, the undersigned hereby sells, assigns and transfers unto ________________ so much of the rights represented by the within Warrant to purchase from FARO Technologies, Inc. ____________ Shares of the Common Stock of the Company, to which the within Warrant relates, and appoints ________________ attorney to transfer such right on the books of FARO Technologies, Inc. with full power of substitution in the premises.

         Dated:
               --------------

                                    ------------------------------------------
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)